UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2023

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Canton of Vaud,	Switzerland	0-29174	None
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

Logitech International S.A.
EPFL - Quartier de l'Innovation
Daniel Borel Innovation Center
1015 Lausanne, Switzerland
c/o Logitech Inc.
3930 North First Street
San Jose,	California	95134
(Address of principal executive offices and zip code)

(510)	795-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Registered Shares	LOGN	SIX Swiss Exchange
Registered Shares	LOGI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Executive Officer

On October 30, 2023, Logitech International S.A. (“Logitech,” the “Company”) issued a press release announcing that Johanna W. (Hanneke) Faber will join Logitech as Chief Executive Officer, effective December 1, 2023. In connection with Ms. Faber’s appointment as Chief Executive Officer, Guy Gecht will no longer serve as Interim Chief Executive Officer of Logitech, also effective December 1, 2023.

Ms. Faber, age 54, has been serving as Business Group President of Unilever PLC, a multinational consumer goods company since July 1, 2022 where she has been overseeing the Nutrition Business Group and was previously President of the Foods & Refreshment Division of Unilever from May 2019 to June 2022. She joined Unilever in January 2018 as President Unilever Europe. Prior to Unilever, Ms. Faber served as Chief E-Commerce and Innovation Officer and member of the Executive Committee from 2016 to 2017 and Chief Commercial Officer from 2013 to 2016 of Ahold Delhaize N.V., a global food retailer. Ms. Faber has also been a member of the board of directors and audit committee of Tapestry Inc., a multinational luxury fashion and lifestyle brands holding company since 2021. Prior to her appointment as a board member at Tapestry, Ms. Faber served as supervisory board member of Bayer AG, a multinational pharmaceutical and biotechnology company, from 2016 to 2021.

The material compensatory terms of Ms. Faber’s employment are set forth in an employment agreement dated as of October 29, 2023 (the “Employment Agreement”). The following summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Salary

Ms. Faber’s annual base salary will be CHF equivalent of $1,350,000.

Ms. Faber will be eligible to participate in Logitech’s Leadership Team Bonus Program (the “Bonus Program”), targeted at 125% of her base salary for a potential total target cash compensation of CHF equivalent of $3,037,500.

Equity Award

Ms. Faber will be eligible to participate in Logitech’s annual equity program. Grants in this annual equity program are subject to market conditions, Company performance and Compensation Committee approval and granted in the form of Performance Share Units (“PSUs”). The annual equity grants for a three-year performance period are approved in the March Board meeting and granted on April 15 each year. For April, 2024, the Company will propose a PSU grant of $5,337,500 subject to the terms and conditions of the applicable plan, as approved by the Compensation Committee.

Replacement Bonus and Awards

The Employment Agreement also provides for a cash payment of CHF 2,379,845 to be paid in the February 2024 payroll (the “Share Buy Out Bonus”) and a grant of restricted stock units (the “RSUs”) with a grant value of $2,951,753, with respect of certain compensation that Ms. Faber forfeited from her prior employer. The Share Buy Out Bonus must be repaid to the Company if Ms. Faber is terminated for “cause” or resigns within 12 months of the payout date. The RSUs will be granted as follows, subject to the approval of the Compensation Committee: $1,655,636 will vest on February 15, 2025 and $1,296,117 on February 15, 2026, respectively, subject to Ms. Faber’s continued employment.

Benefits

Ms. Faber will be entitled to participate in the compensation and benefit programs generally available to Logitech’s executive officers in Switzerland, and upon relocation, the United States.

Ms. Faber will also be entitled to relocation assistance from the Netherlands to Switzerland and from Switzerland to the United States and a monthly relocation allowance of $25,000 net per month for up to 12 months in Switzerland and up to 24 months in the United States.

Except for termination by the Company for “Cause,” as such term is defined in the Employment Agreement, either Ms. Faber or the Company may terminate the Employment Agreement at any time by giving a one year notice (the “Notice Period”), during which Ms. Faber will continue to be a full-time employee of the Company. Ms. Faber will continue to receive her then-applicable base salary and remain eligible for all employee benefits, the payment of bonuses, and equity vesting, all in accordance with the Employment Agreement, during the Notice Period.

The Company expects to enter into its standard form of indemnification agreement with Ms. Faber.

Ms. Faber has no other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no arrangements or understandings between Ms. Faber and any other persons pursuant to which Ms. Faber was appointed as President and Chief Executive Officer, and there are no family relationships between Ms. Faber and any director or executive officer of the Company.

A copy of the related news release issued by the Company on October 30, 2023 is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit	Description
10.1	Employment Agreement between Logitech Europe S.A. and Johanna W. (Hanneke) Faber dated October 29, 2023
99.1	News release issued by Logitech International S.A. dated October 30, 2023
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Logitech International S.A.

	By:	/s/ Charles Boynton

Charles Boynton
Chief Financial Officer

	By:	/s/ Samantha Harnett

Samantha Harnett
Chief Legal Officer
October 30, 2023